Exhibit 31.1

Rule 13a-14(a) Certification of the Principal Executive Officer

I, Lawrence R. Miller, chief executive officer, certify that:

1.                                       I have reviewed Amendment No. 1 to the Annual Report on Form 10-K of Independence Bancshares, Inc. for the period ended December 31, 2010.

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 28, 2011	By:	/s/ Lawrence R. Miller
Lawrence R. Miller
Chief Executive Officer (Principal Executive Officer)